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Exhibit 99.5

PROXY

                                FOR THE SHARES OF

                              VISIONICS CORPORATION
                             IN CONJUNCTION WITH THE
                         SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                              ______________, 2002


       The undersigned holder of Common Stock and/or Preferred Stock of VISIONICS CORPORATION hereby revokes all previous proxies, acknowledges receipt of the notice of the Special Meeting of Stockholders of IDENTIX INCORPORATED to be held at Lutheran Brotherhood Auditorium, 625 Fourth Avenue, Minneapolis, Minnesota on [___________], 2002, at [_____] a.m., Central time, and appoints Joseph A. Atick and Robert F. Gallagher, each of them, as proxy of the undersigned with full power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


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THE BOARD OF DIRECTORS OF VISIONICS CORPORATION UNANIMOUSLY RECOMMENDS A VOTE
"FOR" PROPOSAL 1.

1. To adopt the Agreement and Plan of Merger pursuant to which Visionics Corporation will become a wholly owned subsidiary of Identix Incorporated. In the merger, Identix Incorporated will issue 1.3436 shares of Common Stock for each outstanding share of Common Stock of Visionics Corporation. The merger agreement relating to the proposed merger is included as Annex A to the joint proxy statement/prospectus.

                    For               Against          Abstain
                    [ ]                 [ ]              [ ]

2. To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual stockholder.

Signature(s):

-----------------------------------------------

-----------------------------------------------

Dated: __________________________________, 2002
       (Be sure to date Proxy.)

Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.


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                              FOLD AND DETACH HERE

                   [LOGO] VOTE BY TELEPHONE OR INTERNET [LOGO]
                        QUICK * * * EASY * * * IMMEDIATE
          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: Call toll-free [________________] on a touch tone telephone 24 hours a day - 7 days a week.

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form, and then follow the directions given.

                                       or

2.     VOTE BY INTERNET: Follow the instructions at our Website Address:
       [_______________].

                                       or

3. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

                   NOTE: If you vote by internet or telephone,
                 THERE IS NO NEED TO MAIL BACK your proxy card.

                              THANK YOU FOR VOTING.